Exhibit 99.1

RESCARE THIRD QUARTER 2011 RESULTS

Third Quarter 2011 Financial Results

Revenues for the third quarter of 2011 were $396.3 million, in line with the prior year period revenues of $398.8 million.  Increased revenues from acquisitions in our Residential Services and HomeCare segments since the third quarter of 2010 were offset by the loss of certain Workforce Services contracts and rate and service level reductions in certain states.

Income from continuing operations was $13.6 million for the third quarter of 2011, compared with a loss of $26.7 million in the same period of 2010.  Included in the third quarter of 2010 results was a pre-tax, non-cash charge of $51.7 million ($36.3 million, net of tax) as a result of the impairment of goodwill.  Acquisition growth and leverage of fixed costs offset the higher interest expense and the contract losses in our Workforce Services segment.  Adjusted EBITDA for the third quarter of 2011 was $35.6 million versus $29.4 million in the prior year quarter, driven primarily by operating improvements, acquisition growth and general and administrative cost savings.

The Company ceased providing international workforce services in Europe during the second quarter of 2011.  The closure and disposal of these operations have been accounted for as discontinued operations.  Accordingly, the results of these operations, net of income taxes, have been classified as discontinued operations for all periods presented.  The three and nine month periods ended September 30, 2011, include U.S. tax benefits of $17.6 million attributed to the discontinued international operations.

On November 16, 2010, an affiliate of Onex Corporation purchased 21,044,765 shares of ResCare common stock, increasing the beneficial ownership of all Onex affiliates from 24.9% to 87.4% of the issued and outstanding shares of ResCare’s common stock on an as-converted basis.  This change of control triggered a new basis of accounting.  This change creates many differences between reporting for ResCare post-acquisition, as successor, and ResCare pre-acquisition, as predecessor.  The accompanying unaudited financial highlights reflect the combination of separate reporting periods.  The 2010 reporting periods prior to November 15, 2010, are predecessor and 2011 periods are successor.

RESCARE, INC.
Unaudited Financial Highlights
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	Successor	Predecessor	Successor	Predecessor
	2011	2010	2011	2010
Income Statement Data:
Revenues	$396,267	$398,825	$1,181,443	$1,174,304
Cost of services	298,075	303,597	892,851	890,913
Gross profit	98,192	95,228	288,592	283,391
Operating expenses:
Operational general and administrative	55,548	57,659	172,455	175,447
Goodwill impairment charge	—	51,734	—	51,734
Corporate general and administrative	11,256	17,739	39,524	47,946
Total operating expenses	66,804	127,132	211,979	275,127

Operating income (loss)	31,388	(31,904)	76,613	8,264

Interest expense, net	10,394	4,777	31,757	14,427
Income (loss) before income taxes	20,994	(36,681)	44,856	(6,163)
Income tax expense (benefit)	7,361	(9,966)	14,399	896
Income (loss) from continuing operations	13,633	(26,715)	30,457	(7,059)
Income (loss) from discontinued operations, net of tax	16,657	(15,252)	10,441	(16,138)
Net income (loss) – including noncontrolling interest	30,290	(41,967)	41,898	(23,197)
Net loss – noncontrolling interest	(57)	(33)	(125)	(156)
Net income (loss) – ResCare, Inc.	$30,347	$(41,934)	$41,023	$(23,041)

RESCARE, INC.
Unaudited Financial Highlights (continued)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	Successor	Predecessor	Successor	Predecessor
	2011	2010	2011	2010
Income from Continuing Operations to EBITDA and Adjusted EBITDA:
Income from continuing operations	$13,633	$(26,715)	$30,457	$(7,059)
Add: Interest, net	10,394	4,777	31,757	14,427
Depreciation and amortization	4,192	6,260	14,156	18,535
Income tax expense	7,361	(9,966)	14,399	896
EBITDA (1)	35,580	(25,644)	90,769	26,799
Add: Onex transaction costs	—	2,390	1,737	2,390
Goodwill impairment charge	—	51,734	—	51,734
Share-based compensation	—	535	—	2,224
Acquisition costs	—	340	266	670
Adjusted EBITDA (1)	$35,580	$29,355	$92,772	$83,817

	September 30, 2011	As Adjusted December 31, 2010
Balance Sheet Data:
ASSETS

Cash and cash equivalents	$11,664	$27,552
Accounts receivable, net	222,187	215,941
Other current assets	56,703	41,787
Total current assets	290,554	285,280
Property and equipment, net	85,622	86,883
Goodwill	263,651	247,305
Other intangible assets, net	314,255	315,376
Other assets, net	27,242	30,108
	$981,324	$964,952

LIABILITIES AND SHAREHOLDER’S EQUITY

Current liabilities	$173,947	$223,992
Other long-term liabilities	158,029	131,032
Long-term debt	365,122	367,315
Shareholder’s equity	284,226	242,613
	$981,324	$964,952

(1)
EBITDA is defined as income from continuing operations before depreciation and amortization, net interest expense and income taxes.  Adjusted EBITDA is defined as EBITDA before Onex transaction costs, goodwill impairment charge, share-based compensation and acquisition costs.  EBITDA and Adjusted EBITDA should not be considered as measures of financial performance under accounting principles generally accepted in the United States of America.  The items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance.  Management routinely calculates and presents EBITDA and Adjusted EBITDA because it believes that EBITDA and Adjusted EBITDA are useful to investors and are used as analytical indicators within the industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value.  EBITDA is also used in measurements under certain covenants contained in the Company’s credit agreement.

RESCARE, INC.
Unaudited Financial Highlights (continued)
(In thousands)

	Nine Months Ended September 30,
	Successor	Predecessor
	2011	2010
Cash Flow Data:
Net income (loss) – including noncontrolling interest	$40,898	$(23,197)
Adjustments to reconcile net income including noncontrolling interest to cash provided by operating activities:
Depreciation and amortization	14,219	19,271
Goodwill impairment charge	–	65,577
Amortization of discount and deferred debt issuance costs	2,256	1,340
Share-based compensation	–	2,224
Deferred income taxes, net	4,272	(3,548)
Excess tax expense from share-based compensation	–	583
Provision for losses on accounts receivable	4,962	5,402
Write down of assets held for sale	1,642	–
Loss on sale of assets	378	12
Changes in operating assets and liabilities	(25,252)	(1,030)
Cash provided by operating activities	43,375	66,634

Cash flows from investing activities:
Purchases of property and equipment	(9,133)	(6,937)
Acquisitions of businesses, net of cash acquired	(17,803)	(21,213)
Proceeds from sale of assets	217	306
Cash used in investing activities	(26,719)	(27,844)

Cash flows from financing activities:
Debt repayments, net	(33,246)	(42,987)
Debt issuance costs	(561)	(4,519)
Excess tax expense from share-based compensation	–	(583)
Funds contributed by co-investors	1,400	–
Employee withholding payments on share-based compensation	–	(881)
Cash used in financing activities	(32,407)	(48,970)
Effect of exchange rate on cash and cash equivalents	(137)	(12)
Decrease in cash and cash equivalents	$(15,888)	$(10,192)

RESCARE, INC.
Unaudited Financial Highlights (continued)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	Successor	Predecessor	Successor	Predecessor
	2011	2010	2011	2010
Segment Data:
Revenues:
Residential Services	$216,984	$209,166	$635,840	$619,795
ResCare HomeCare	80,297	79,166	238,917	228,179
Youth Services	46,301	43,271	138,760	136,083
Workforce Services	52,685	67,222	167,926	190,247
Consolidated	$396,267	$398,825	$1,181,443	$1,174,304

Adjusted Operating Income (Loss) (1):
Residential Services	$28,089	$23,600	$74,019	$67,783
ResCare HomeCare	6,439	5,848	17,578	14,064
Youth Services	3,232	3,395	10,672	11,751
Workforce Services	4,946	4,730	14,030	14,112
Corporate	(11,318)	(15,353)	(37,949)	(45,322)
Consolidated	$31,388	$22,220	$78,350	$62,388

Adjusted Operating Margin(1):
Residential Services	12.9%	11.3%	11.6%	10.9%
ResCare HomeCare	8.0%	7.4%	7.4%	6.2%
Youth Services	7.0%	7.8%	7.7%	8.6%
Workforce Services	9.4%	7.0%	8.4%	7.4%
Corporate	(2.9%)	(3.8%)	(3.2%)	(3.9%)
Consolidated	7.9%	5.6%	6.6%	5.3%

(1)
Adjusted Operating Income is defined as operating income before the goodwill impairment charge and Onex transaction costs.  Adjusted Operating Margin is defined as Adjusted Operating Income divided by Revenues.  Adjusted Operating Income should not be considered as a measure of financial performance under accounting principles generally accepted in the United States of America.  The items excluded from Adjusted Operating Income are significant components in understanding and assessing financial performance.  Management believes that Adjusted Operating Income is useful to investors to evaluate performance.  A reconciliation of Adjusted Operating Income to GAAP measures is included in this press release.

RESCARE, INC.
Unaudited Financial Highlights (continued)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	Successor	Predecessor	Successor	Predecessor
	2011	2010	2011	2010
Reconciliation of Operating Income (Loss) to Adjusted Operating Income:
Operating Income (Loss):
Residential Services (1)	$28,089	$(10,770)	$74,019	$33,413
ResCare HomeCare(2)	6,439	(3,483)	17,578	4,733
Youth Services (3)	3,232	(4,638)	10,672	3,718
Workforce Services	4,946	4,730	14,030	14,112
Corporate (4)	(11,318)	(17,743)	(39,686)	(47,712)
Consolidated	$31,388	$(31,904)	$76,613	$8,264

Adjustments:
Residential Services (1)	$—	$34,370	$—	$34,370
ResCare HomeCare(2)	—	9,331	—	9,331
Youth Services (3)	—	8,033	—	8,033
Workforce Services	—	—	—	—
Corporate (4)	—	2,390	1,737	2,390
Consolidated	$—	$54,124	$1,737	$54,124

Adjusted Operating Income:
Residential Services	$28,089	$23,600	$74,019	$67,783
ResCare HomeCare	6,439	5,848	17,578	14,064
Youth Services	3,232	3,395	10,672	11,751
Workforce Services	4,946	4,730	14,030	14,112
Corporate	(11,318)	(15,353)	(37,949)	(45,322)
Consolidated	$31,388	$22,220	$78,350	$62,388

(1)	Operating income (loss) for the three month and nine month periods ended September 30, 2010, included a $34.4 million goodwill impairment charge.
(2)	Operating income (loss) for the three month and nine month periods ended September 30, 2010, included a $9.3 million goodwill impairment charge.
(3)	Operating income (loss) for the three month and nine month periods ended September 30, 2010, included an $8.0 million goodwill impairment charge.
(4)
Operating loss for the three month and nine month periods ended September 30, 2010, included a $2.4 million charge related to Onex transaction costs in our corporate general and administrative expenses.  The nine month period ended September 30, 2011 included $1.7 million related to the Onex transaction costs.

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